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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     ILLINOIS SUPERCONDUCTOR CORPORATION
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               (Name of Registrant as Specified In Its Charter)


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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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[ISC LOGO]                                                                  NEWS
                                                                         RELEASE



FOR IMMEDIATE RELEASE

           ILLINOIS SUPERCONDUCTOR SEEKS SHAREHOLDER AUTHORIZATION FOR ADDITIONAL COMMON SHARES TO SUPPORT GROWTH STRATEGIES


     Mount Prospect, IL, March 16, 1998 -- Illinois Superconductor Corporation (Nasdaq: ISCO), a leading supplier of superconducting technology for the wireless telephone industry, today announced it has filed definitive proxy materials with the Securities and Exchange Commission seeking shareholder approval to increase the number of authorized shares of the Company's common stock by 15 million shares. It expects to use the additional authorized shares for general corporate purposes including future equity and/or debt financings. The Company does not expect to issue additional floating convertible preferred stock as a result of this authorization.

     Edward W. (Ted) Laves, president and chief executive officer, commented, "We are also pleased to report that only $1.2 million of the convertible preferred stock issued during 1997 remains outstanding, which signals that the conversion of this stock into new common shares has been substantially completed."

     Laves added, "We urge shareholders to carefully review their proxy materials, since their decision will be critically important to our Company's ability to execute our strategies for growth and long-term value creation."

     The Company, which will report year-end earnings later today and expects to report first quarter results in April, said it continues to make measurable progress in growing revenues as




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a result of increased customer interest in and acceptance of its technology-leading products for the wireless telephony industry.

     Illinois Superconductor Corporation is a leader in the commercialization of high temperature superconducting technology for the wireless telephony industry. The company develops, manufactures and markets radio frequency (RF) products to enhance the quality and capacity of cellular telephone, personal communications services and other wireless telecommunications services. More information about Illinois Superconductor is available on the company's internet web site at http://www.ilsc.com.

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CONTACTS:
---------
Craig Simundza, Fleishman Hillard
PHONE: (312) 751-8878

Mary K. Williams, Illinois Superconductor
PHONE:  (847) 391-9426
E-MAIL: mary_williams@ilsc.com